Exhibit 99.1

Park City Group Reports Fourth Quarter and Full Year Results

Record Annual Subscription Revenue, FY11 Free Cash Flow Increased 38%

• Quarterly Subscription Revenue of $1.7 Million, a 12% Increase Year Over Year
• Annual Subscription Revenue of $6.5 Million, a 10% Increase Year Over Year
• 4Q11 Revenue of $3.0 Million, a 9% Increase Year Over Year
• FY11 Revenue of $10.8 Million, a 1% Decrease Year Over Year
• 4Q11 Adjusted EBITDA of $705,000, a 17% Increase Year Over Year
• FY11 Adjusted EBITDA of $2.3 Million, an 11% Increase Year Over Year
• Retailer (“Hub”) Customer Count Increased to 32, Versus 23 at the Same Time a Year Ago

PARK CITY, Utah – September 13, 2011 -- Park City Group (NYSE Amex: PCYG), a Software-as-a-Service (SaaS) provider of unique supply chain solutions for retailers and their suppliers, today announced results for its fiscal fourth quarter and full fiscal year ended June 30, 2011.

“During the past year, we built a scalable infrastructure capable of handling a rapid pace of growth, moderated only by our disciplined approach to  consistently deliver an outstanding customer experience.  At the same time, we continued to add new retail hubs and the pace of supplier connections accelerated three fold during our fourth quarter.  In total for fiscal 2011, we added 9 retail hubs, one of which is a trade association, and 119 contracted connections, which was a record.  Our execution was flawless and I’m very proud of the job our team has done,” said Randall K. Fields, Park City Group’s Chairman and CEO.

Revenue

Total revenue for the fourth quarter ended June 30, 2011 was $3.0 million, a 9% increase from the prior year.  Subscription revenue during the fourth quarter increased 12% to $1.7 million, reflecting growth of retail and supplier customers contracted earlier in the year.  Professional services and other revenue during the fourth quarter increased 101% to $491,000, which was due to accelerated connection activity and revenue related to a new trade association hub.  Fourth quarter license and maintenance revenue declined 37% and 10% respectively, reflecting the Company’s strategic shift to a subscription revenue model.

For the fiscal year ended June 30, 2011, total revenue was $10.8 million, a $122,000, or 1%, decrease from the prior year.  Excluding a one-time $490,000 patent license sale from the comparison with the prior year, total fiscal 2011 revenue increased 4%. In addition, revenue continued to be affected by the Company’s shift to a subscription based model.    License and maintenance revenue during fiscal 2011 declined 31% and 12%, respectively, which was only partially offset by a 10% increase in subscription revenue.

Net (Loss) Income

Net loss available to common shareholders for the quarter ended June 30, 2011 improved to ($49,000), or ($0.00) per share, as compared to a net loss of ($127,000), or ($0.01) per share, during the prior year period.  Non-GAAP EPS for the fourth quarter were $0.03 versus $0.02 during the same period last year.

For the fiscal year ended June 30, 2011, the net loss available to common shareholders was $1.0 million, or ($0.09) per share, compared to a net loss of $149,000, or ($0.01) per share, during the same period in fiscal 2010. Non-GAAP EPS for fiscal 2011 were $0.07 versus $0.05 during the same period last year.

Cash

During the quarter ended June 30, 2011, free cash flow was $524,000, compared to $681,000 during the same period last year.  For fiscal 2011, free cash flow increased 38% to $1,194,000 versus $867,000 reported during fiscal 2010.    Total Cash at the end of the fiscal 2011 was $2.6 million, and net debt declined by 28% to $2.3 million at June 30, 2011.

“As previously announced, we signed connection agreements with 5 of the 10 largest consumer food suppliers in the world during the fourth quarter.  While the contribution from these suppliers will be relatively small at first, the opportunity to grow these relationships is very exciting.  As we see the contribution from these and the 60 other suppliers contracted during the fourth quarter, our subscription revenue growth rate should continue to accelerate over the next several quarters,” said Mr. Fields.

The Company will host a conference call at 4:30 P.M. Eastern to discuss today’s results. Investors and interested parties may participate in the call by dialing (877) 675-3568 and referring to Conference ID: 88557781. The conference call is also being webcast and is available via the investor relations section of the Company’s website, www.parkcitygroup.com.  A toll free replay of the conference call will be available until September 19, 2011 by dialing (855) 859-2056 and entering conference ID: 88557781.

About Park City Group

Park City Group (NYSE Amex: PCYG) is a Software-as-a-Service (“SaaS”) provider that brings unique visibility to the consumer goods supply chain.  With over $100 million invested in development and 16 years of commercialization surrounding its proprietary scan based data platform, the Company’s services increase customers’ sales and profitability, while ensuring regulatory compliance for both retailers and their suppliers.

Through a process known as Consumer Driven Sales OptimizationTM, Park City Group helps retail and consumer packaged goods customers turn transactional information into actionable strategies to lower inventory, increase sales and improve efficiencies in the supply chain.

The Company’s Food Safety Global RegistryTM provides food retailers and suppliers with a robust solution that will help them protect their brands and remain in compliance with rapidly evolving regulations in the recently-passed Food Safety Modernization Act.  The Food Safety Global Registry, an internet-based technology, will enable all participants in the farm-to-table supply chain to easily manage tracking and traceability requirements as products move between trading partners.  For more information, go to www.parkcitygroup.com.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: non-GAAP EBITDA, non-GAAP earnings per share, net debt and free cash flow. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures to the nearest comparable GAAP measures will be provided upon the completion of the Company’s annual audit.

Non-GAAP EBITDA excludes items such as impairment charges, allowance for doubtful accounts, charges to consolidate and integrate recently acquired businesses, costs of closing corporate facilities, non-cash stock based compensation and other one-time cash and non-cash charges. Non-GAAP EPS excludes items such as non-cash stock based compensation, charges to consolidate and integrate recently acquired businesses, costs for closing corporate facilities, amortization of acquired intangible assets and other one-time cash and non-cash charges. Net debt is the total debt balance less the cash balance. Free cash flow includes net cash provided (used) by operating activities less replacement purchases of property and equipment.  The Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses or net purchases of property and equipment, as the case may be, which may not be indicative of its core operation results and business outlook. In addition, because Park City Group has historically reported certain non-GAAP results to investors, the Company believes that the inclusion of non-GAAP measures provides consistency in the Company’s financial reporting.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Park City Group, Inc. (”Park City Group”) are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Park City’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Investor Relations Contact:
Dave Mossberg
Three Part Advisors, LLC
817-310-0051

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PARK CITY GROUP, INC. AND SUBSIDIARIES
Consolidated Condensed Statements of Operations

	Three Months Ended June 30		Fiscal Year Ended June 30
	2011	2010	2011	2010
Revenues:
Subscription	$1,703,664	$1,515,607	$6,548,578	$5,938,318
Maintenance	524,624	584,818	2,198,977	2,501,511
Professional services and other revenue	490,569	244,480	1,223,028	1,306,961
Software licenses	233,570	372,960	781,549	1,127,770

Total revenues	2,952,427	2,717,865	10,752,132	10,874,560

Operating revenues:
Cost of services and product support	1,133,592	975,015	4,028,222	3,887,051
Sales and marketing	693,722	680,110	2,742,061	2,557,515
General and administrative	672,922	735,209	3,053,818	2,776,401
Depreciation and amortization	211,179	194,588	786,790	811,900

Total operating expenses	2,711,415	2,584,922	10,610,891	10,032,867

(Loss) Income from operations	241,012	132,943	141,241	841,693

Other income (expense):
Gain on refinance of note payable	-	-	-	43,811
Other gains	-	-	-	24,185
Interest expense	(82,884)	(179,537)	(346,704)	(732,698)

(Loss) income before income taxes	158,128	(46,594)	(205,463)	176,991

(Provision) benefit for income taxes	-	-	-	-

Net (loss) income	158,128	(46,594)	(205,463)	176,991

Dividends on preferred stock	(206,928)	(80,701)	(826,411)	(326,385)

Net (loss) income applicable to common shareholders	$ (48,800)	$ (127,295)	$(1,031,874)	$ (149,394)

Weighted average shares, basic and diluted	11,438,000	10,850,000	11,212,000	10,716,000
Basic and diluted loss per share	$ (0.00)	$ (0.01)	$ (0.09)	$ (0.01)

PARK CITY GROUP, INC. AND SUBSIDIARIES
Consolidated Condensed Balance Sheet

	June 30, 2011	June 30, 2010
Assets

Current assets:
Cash and cash equivalents	$ 2,618,229	$ 1,157,431
Receivables, net of allowance of $15,581 and $72,000
at June 30, 2011 and 2010, respectively	2,041,786	1,031,020
Unbilled receivables	17,987	417,926
Prepaid expenses and other current assets	265,818	181,434

Total current assets	4,943,820	2,787,811

Property and equipment, net	651,992	544,576

Other assets:
Deposits and other assets	24,026	23,287
Customer relationships	3,184,967	3,607,283
Goodwill	4,805,933	4,805,933
Capitalized software costs, net	365,413	281,686

Total other assets	8,380,339	8,718,189

Total assets	$ 13,976,151	$ 12,050,576

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$ 790,914	$ 574,847
Accrued liabilities	1,162,775	1,286,218
Deferred revenue	1,663,232	1,364,390
Capital lease obligations	107,547	132,184
Lines of credit	1,200,000	600,000
Note payable	2,414,853	766,705

Total current liabilities	7,339,321	4,724,344

Long-term liabilities:
Notes payable, less current portion	1,271,691	2,920,602
Capital lease obligations, less current portion	41,202	148,749

Total liabilities	8,652,214	7,793,695

PARK CITY GROUP, INC. AND SUBSIDIARIES
Consolidated Condensed Balance Sheet

	June 30, 2011	June 30, 2010

Stockholders’ equity:
Series A Convertible Preferred stock, $0.01 par value, 30,000,000 shares authorized; 667,955 and 648,396 shares issued and outstanding at June 30, 2011
and 2010, respectively	6,680	6,484
Series B Convertible Preferred stock, $0.01 par value, 30,000,000 shares authorized; 411,927 and zero shares issued and outstanding at June 30, 2011 and
2010, respectively	4,119	-
Common stock, $0.01 par value, 50,000,000 shares authorized; 11,612,460 and
10,884,364 issued and outstanding at June 30, 2011 and June 30, 2010,
respectively	116,125	108,844
Additional paid-in capital	36,088,584	29,881,977
Subscription payable for Series B Convertible Preferred Stock	-	4,119,273
Accumulated deficit	(30,891,571)	(29,859,697)

Total stockholders’ equity	5,323,937	4,256,881

Total liabilities and stockholders’ equity	$ 13,976,151	$ 12,050,576

PARK CITY GROUP, INC. AND SUBSIDIARIES
Consolidated Condensed Statements of Cash Flows

	Fiscal Year Ended June 30,
	2011	2010
Cash Flows From Operating Activities:
Net income (loss)	$ (205,463)	$ 176,991
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	786,790	811,900
Bad debt expense	57,096	215,612
Stock compensation expense	862,876	386,773
Stock issued for litigation settlement	375,000	-
Amortization of discounts on debt	-	1,589
Gain on refinance of debt & other gains	-	(67,996)
Decrease (increase) in:
Trade receivables	(1,067,862)	(43,414)
Unbilled receivables	399,939	(296,973)
Prepaids and other assets	(85,123)	25,386
(Decrease) increase in:
Accounts payable	216,067	(184,783)
Accrued liabilities	(191,376)	(19,672)
Deferred revenue	298,842	(58,107)

Net cash provided by operating activities	1,446,786	947,306

Cash Flows From Investing Activities:
Purchase of property and equipment	(358,566)	(79,901)
Capitalization of software costs	(197,051)	-

Net cash used in investing activities	(555,617)	(79,901)

Cash Flows From Financing Activities:
Net increase in lines of credit	600,000	400,000
Proceeds from issuance of stock	140,800	-
Proceeds from exercise of warrants	332,510	-
Proceeds from issuance of note payable	559,472	-
Dividends paid	(370,734)	-
Payments on notes payable and capital leases	(692,419)	(766,253)

Net cash (used in) provided by financing activities	569,629	(366,253)

Net increase in cash	1,460,798	501,152

Cash and cash equivalents at beginning of period	1,157,431	656,279

Cash and cash equivalents at end of period	$ 2,618,229	$ 1,157,431

PARK CITY GROUP, INC. AND SUBSIDIARIES
Consolidated Condensed Statements of Cash Flows

Supplemental Disclosure of Cash Flow Information
Conversion of debt to subscription payable for Series B Preferred	$ -	$ -
Conversion of line of credit to subscription payable for Series B Preferred	$ 302,238	$ 823,861

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Conversion of debt to subscription payable for Series B Preferred	$ -	$ 1,243,572
Conversion of line of credit to subscription payable for Series B Preferred	$ -	$ 2,875,701
Common Stock to pay accrued liabilities	$ 923,890	$ 386,773
Dividends accrued on preferred stock	$ 826,411	$ 326,385
Dividends paid with preferred stock	$ 326,730	$ 402,301
Property and equipment purchased by capital lease	$ -	$ 184,929

PARK CITY GROUP, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA
(In $000’s)
Audited results of operations

	Three Months Ended June 30		Fiscal Year Ended June 30
	2011	2010	2011	2010

Net Income (loss)	$158	($47)	($205)	$177

Adjusted EBITDA Reconciliation Adjustments:
Depreciation and amortization	211	194	787	812
Bad debt expense	43	43	57	215
Interest, net	83	180	347	733
Stock based compensation	210	168	863	537
One-time expenses (stock and cash)	-	-	450	(68)
One-time patent revenue	-	-	-	(490)
Acquisition related costs (1)	-	65	-	150

Adjusted EBITDA	$705	$603	$2,299	$2,066

1. Acquisition related costs are certain costs that were incurred during the period that were not capitalized, including leases on vacant corporate facilities and data centers, travel, training and "run-out" of certain unused equipment leases and maintenance agreements.

PARK CITY GROUP, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures

Non-GAAP Net Income (Loss) to Common Shareholders and EPS
(In $000’s, except per share)
Audited results of operations

	Three Months Ended June 30		Fiscal Year Ended June 30
	2011	2010	2011	2010

Net Income (loss)	$158	($47)	($205)	$177

Non-GAAP Net Income (Loss) Reconciliation Adjustments:
Stock based compensation	210	168	863	537
One-time expenses (stock and cash)	-	-	450	-
One-time patent revenue	-	-	-	(490)
Acquisition related costs (1)	-	65	-	150
Acquisition related amortization (1)	126	126	504	504

Non-GAAP Net Income	$494	$312	$1,612	$878

Preferred dividends	(207)	(81)	(826)	(326)

Non-GAAP Net Income to Common Shareholders	$287	$231	$786	$552

Weighted average shares, diluted	11,438,000	10,850,000	11,212,000	10,716,000
Non-GAAP EPS, diluted	$0.03	$0.02	$0.07	$0.05

1. Acquisition related costs are certain costs that were incurred during the period that were not capitalized, including leases on vacant corporate facilities and data centers, travel, training and "run-out" of certain unused equipment leases and maintenance agreements.

PARK CITY GROUP, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures

Non-GAAP Free Cash Flow
(In $000’s)
Audited results of operations

	Three Months Ended June 30		Fiscal Year Ended June 30
	2011	2010	2011	2010

Net Cash Provided by Operating Activities	$536	$696	$1,447	$947

Non-GAAP Free Cash Flow Reconciliation Adjustments:
Purchase of property and equipment	(12)	(15)	(56)	(80)
Capitalized software costs	-	-	(197)	-

Non-GAAP Free Cash Flow	$524	$681	$1,194	$867

Free cash flow includes net cash provided (used) by operating activities less replacement purchases of property and equipment.  Capital expenditures related to long-term investments and new technology developments are omitted.  During 4Q11 the Company invested $303,000 in new technology development, which is excluded from the 4Q11 Free Cash Flow calculation.

Non-GAAP Net Debt
(In $000’s)
Audited results of operations

	Fiscal Year Ended
	June 30
	2011	2010

Total Debt	$4,887	$4,287

Less Total Cash	$2,618	$1,157

Non-GAAP Net Debt	$2,269	$3,130